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                                                                   Exhibit 3.10

                                   BYLAWS OF
                MICHAEL FOODS REFRIGERATED DISTRIBUTION COMPANY

                                   ARTICLE I
                               LOCATION AND SEAL

      Section 1. The registered place of business of this Corporation may be transferred to such place as the Board of Directors may from time to time determine and certify to the Secretary of State, and other offices for the transaction of business may be located at such place as the Board of Directors may deem desirable.

      Section 2. There shall be NO CORPORATE SEAL for this corporation.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      Section 1. Meetings of the shareholders of this corporation shall be held at the registered office of the corporation or at such place as is designated by the Board of Directors or by consent of holders of a majority of shares entitled to vote thereat.

      Section 2. The regular meeting of the shareholders of this corporation shall be held on or before the last day of May of each year. The regular meeting may be called by the president or two directors. At such meeting the shareholders shall elect a Board of Directors to serve for a term of one year or until the next regular meeting of shareholders and until their successors are elected and qualified. The shareholders shall transact such other business at the regular meeting as may properly come before them. A regular meeting of shareholders shall be called at least once every three (3) years.

      Section 3. Special meetings of the shareholders may be called for any purpose at any time by the president, by the Board of Directors or by any more member thereof.

      Section 4. Every holder of common stock of this corporation shall be entitled to one (1) vote for each share held in his or her name on the books of the corporation. Such votes may be cast by each shareholder either in person or by proxy.

      A majority of the shares of common stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting, but the shareholders present at any meeting, though less than a quorum, may adjourn the meeting to a future time.

      Section 5. Written notice of the holding of the regular meeting or any special meeting of shareholders shall be mailed to each shareholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days prior to the meeting. Such notice shall state the time and place of the meeting and the
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purpose of the meeting if it is a special meeting. It shall be mailed to the last known address of such shareholder as the same appears upon the books of the corporation. Notice may be waived in writing either before or after the meeting.

      Section 6. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting as authorized by law.

                                  ARTICLE III
                                   DIRECTORS

      Section 1. The Board of Directors of this corporation shall have the management and control of the business, of the property and of the affairs of the corporation, and it shall have all the powers that may be exercised and performed by the corporation pursuant to law, to the Articles of Incorporation and to the Bylaws.

      Section 2. The Board of Directors shall consist of not less than two (2) members, which number may be increased by the board without amendment of the Articles or Bylaws. Directors shall be elected by the holders of the common stock at the regular meeting of shareholders. Each director shall hold office until the next regular meeting of shareholders or until his or her successor shall be elected and qualified, but such indefinite term shall not exceed five years.

      Section 3. Whenever any vacancy shall occur in the Board of Directors by death, resignation, increase in the number of directors or otherwise, such vacancy may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, of the Board of Directors. If, after such resignation, no director remains, then any vacancy may be filled by a majority vote of the shareholders at a special meeting called for the purpose of such election. A director so elected to fill a vacancy shall be a director until his or her successor is elected by the shareholders, who may make such election at the next regular meeting or at any special meeting of such shareholders called for that purpose.

      Section 4. The meetings of the Board of Directors of this corporation, both regular and special, shall be held at such place as the directors may from time to time determine.

      Section 5. The Board of Directors shall meet immediately after the final adjournment of each regular meeting of shareholders, for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such meeting shall be necessary.


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      Section 6. Special meetings of the Board of Directors may be called by the president or any member of the Board of Directors. Notice of all special meetings shall be mailed by the Secretary to each director at least five (5) days prior to the time fixed for the meeting. All notices of special meetings shall state the purpose thereof. Notice may be waived in writing or by telegram before or after any meeting.

      Section 7. A majority of the Board of Directors shall constitute quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws.

      Section 8. To the full extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereby be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE IV
                                   COMMITTEES

      Section 1. Committees. The Board of Directors may appoint from among its own members such committees as the Board may determine, which shall in each case consist of not less than one director, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors.

      Section 2. Rules of Procedure. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that no rights or acts of third parties shall be affected by any such revision or alteration.

                                   ARTICLE V
                                    OFFICERS

      Section 1. The officers of this corporation shall consist of a president, one or more vice presidents, a secretary, a treasurer and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two (2) or more offices may be held by the same person.

      Section 2. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the corporation or otherwise, such vacancy shall be filled by an


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affirmative vote of a majority of the Board of Directors, and such officer so elected shall hold office until his successor is elected and qualified.

      Section 3 - President. The president shall be the chief executive officer and shall have general charge of the business and affairs of the corporation and perform such other duties as the Bylaws or the Board of Directors shall from time to time prescribe.

      Section 4 - Vice President(s). A vice president shall perform all duties incumbent upon the president during the absence or disability of the president and shall perform such other duties as these Bylaws may require or the Board of Directors shall prescribe.

      Section 5 - Secretary. The secretary shall:

            A. Keep the minutes of the meetings of the shareholders and of the Board of Directors in books provided for that purpose;

            B. See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

            C. Be custodian of the records of the corporation;

            D. Keep a register of the post office address of each shareholder and make all proper changes in such register, retaining and filing his or her authority for all such entries;

            E. See that all books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

            F. In general, perform all duties incident to the office of secretary and such other duties as these Bylaws may require or the Board of Directors may prescribe.

      Section 6 - Treasurer. The treasurer shall be the chief financial officer and shall keep correct and complete records of accounts, showing accurately at all times the financial position of the corporation. In addition, he or she shall:

            A. Have charge and custody of and be responsible for all funds and securities of the corporation and deposit all such funds in the name of the corporation in such banks, trust companies and other depositories as shall be selected by the Board of Directors in accordance with the provisions of these Bylaws;

            B. At all times exhibit his or her books of account and records to any of the directors of this corporation or any other persons legally entitled to


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      inspect said books and records upon application during business hours at the office of this corporation or such other place where such books are kept;

            C. Render statements of the condition of finance of the corporation at all regular meetings of the Board of Directors and at meetings of the shareholders if called upon to do so;

            D. Receive and give receipts for all money payments to the corporation from any source whatsoever; and

            E. In general, perform all duties incident to and customarily performed by such officer and perform such other duties as these Bylaws may require or the Board of Directors may prescribe.

      Section 7. In the case of absence of any officer of the corporation, or for any other reason that the board may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director or employee of the corporation, for the time being, provided that the majority of the entire Board of Directors concurs therein.

                                   ARTICLE VI
                                INDEMNIFICATION

      The corporation shall provide indemnification as follows:

            A. Persons who are or were directors or officers of the corporation or who are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the corporation to the full extent required by law under the state of incorporation as now or hereafter in force.

            B. Persons who are or were directors or officers of the corporation shall be indemnified by the corporation to the full extent permitted by law under the state of incorporation as now or hereafter in force in respect of matters arising out of service in their capacities as such or arising out of service at the request of the corporation as directors, officers, agent, or employees of another corporation, partnership, joint venture, trust or other enterprise, provided that a determination shall have been made by a disinterested quorum of directors, independent legal counsel or the shareholders that the person acted in good faith and in a manner he or she reasonably believed to be in or not


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      opposed to the best interests of the corporation and with respect to any criminal matter, had no reasonable cause to believe his conduct was unlawful.

            C. Persons who are or were directors or officers of the corporation shall be entitled to the payment of expenses (including attorneys' fees) in advance of a final disposition of a matter, provided that there shall have been a preliminary determination by a disinterested quorum of directors, independent legal counsel, or the shareholders that there is a reasonable basis for a belief that such person met the applicable standard of conduct set forth in clause B, and provided that the corporation receives an undertaking by or on behalf of such person reasonably assuring that the amount of such payment will be repaid unless it shall ultimately be determined that he is entitled to indemnification by the corporation.

      If Chapter 302A, the Minnesota Business Corporations Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by Chapter 302A, the Minnesota Business Corporations Act. Any repeal or modification of this provision by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

      These Bylaws may be altered, amended or repealed:

            A. At any regular or duly called special meeting of shareholders at which a quorum is present, by the affirmative vote of a majority of the stock entitled to vote at such meetings and present or represented thereat; or

            B. At any regular meeting of the Board of Directors or at any special meeting of the board, if notice of the proposed alteration or amendment or repeal is contained in the notice of such special meeting, by the affirmative vote of a majority of the Board of Directors at such meeting at which a quorum is present.


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                                 CERTIFICATION

      I, Jeffrey M. Shapiro, secretary of Michael Foods Refrigerated Distribution Company, hereby certify that the Bylaws were adopted by the Board of Directors of said on the 25th day of May, 1990.


                                        /s/ Jeffrey M. Shapiro
                                        ----------------------------------------
                                                      Secretary


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